Exhibit 99.2

Nuvve and Stonepeak to Pursue a $750 million Joint Venture, “Levo,” to Deploy Turnkey Electric Vehicle Charging and Transportation as a Service for School Buses and other Commercial Fleets

Levo plans to offer fully financed electric transportation solutions including vehicles, charging infrastructure, and Nuvve’s proprietary vehicle-to-grid (V2G) services

SAN DIEGO, CA and NEW YORK, NY – May 17, 2021 - Nuvve Holding Corp. (“Nuvve”) (Nasdaq: NVVE), a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform, and certain investment vehicles managed by Stonepeak Partners LP (“Stonepeak”), a private equity firm specializing in infrastructure investing, today announced an agreement (the “Agreement”) to pursue the formation of a new sustainable infrastructure joint venture called Levo Mobility LLC (“Levo”). Upon signing of definitive documents and closing, Levo will utilize Nuvve’s proprietary V2G technology and Stonepeak’s capital to help accelerate the deployment of electric fleets, including thousands of zero-emission electric school buses for school districts nationwide through “V2G hubs” and Transportation as a Service (“Taas”).

Stonepeak, along with its portfolio company Evolve Transition Infrastructure LP (“Evolve”), plans to deploy up to an aggregate $750 million capital commitment to Levo. Levo expects to initially focus on electrifying school buses and associated charging infrastructure plus V2G services to provide safer and healthier transportation for children while supporting CO2 emission reduction, renewable energy integration, and improved grid resiliency. Levo also plans to work with commercial fleets such as last-mile delivery, ride hailing and ride sharing, and municipal services.

Beyond intelligent charging, Nuvve’s V2G platform allows electric vehicle (“EV”) batteries to store energy, including renewables such as solar and wind, and then safely discharge part of this stored energy back to the grid while parked and plugged in. Additionally, V2G allows EVs to earn revenue by combining energy from multiple batteries to form virtual power plants (“VPPs”) and access energy markets, sell energy back to the grid, and perform services that stabilize the grid.

Levo’s initial focus on school buses comes at a time when the Biden-Harris Administration has prioritized electrification of the 480,000 school buses in the U.S. through its Infrastructure Plan. Building on this, Lawmakers recently announced a $25 billion bill to electrify school buses and, increasingly, school districts are seeking to convert to zero emission vehicles to provide cleaner rides for students.

Today, approximately 95% of school buses are fueled by diesel, but making the switch to electric is often a challenge due to high upfront capital costs and the complexity of deploying and managing electric charging infrastructure. Levo plans to address these obstacles through flexible options including a fully financed offering that covers the upfront costs of electric buses coupled with a complete charging solution powered by Nuvve’s V2G technology. Levo’s customers would sign contracts for their electric fleets, regardless of size, that would provide predictable and known budget savings.

Gregory Poilasne, Chairman and CEO of Nuvve said, “We are thrilled to be working with Stonepeak, a leading infrastructure investor with significant expertise investing in energy, transportation, and logistics. Through our relationship, we plan to remove barriers that currently exist for school districts and other fleet operators to convert to electric vehicles. At the same time, we are expanding the use of Nuvve’s V2G technology to lower the total cost of ownership for end users. We look forward to working closely with the team at Stonepeak and our other partners in the EV ecosystem to continue delivering our technology and solutions to fleet customers, grid operators, electric utilities, and other stakeholders around the world.”

Trent Kososki and William Demas, Managing Directors at Stonepeak said, “The transition to electrification of transportation represents a meaningful opportunity to accelerate solutions to combat climate change. We are excited to team up with Nuvve, a leader of V2G technology and charging solutions. We believe our experience, relationships, and resources will create exciting opportunities for growth.”

To receive updates, please visit levomobility.com.

Levo Joint Venture Details

Pursuant to the Agreement, Nuvve, Stonepeak, and Evolve agree to negotiate in good faith to finalize definitive agreements for the formation of Levo within 90 days (the “Closing”). Following Closing, Stonepeak and Evolve will fund Levo’s acquisition and development of agreed assets and infrastructure up to an aggregate capital commitment of $750 million. Stonepeak and Evolve would be granted the ability to upsize their capital commitments upon deployment of the initial $750 million. There can be no assurance that the parties will enter into definitive agreements for the joint venture on the terms described in this press release and the Agreement or at all.

In connection with the Agreement, Nuvve, Stonepeak and Evolve also entered into a Warrant Agreement (the “Warrant Agreement”), a Securities Purchase Agreement (“SPA”), and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of the date hereof.

In addition, Nuvve issued to Stonepeak and Evolve warrants to purchase an aggregate of 6 million shares of Nuvve common stock (the “Warrants”) with exercise prices in tranches ranging from $10 to $40 per share. Stonepeak received 5.4 million warrants and Evolve received 600,000 warrants. Vesting of certain of the Warrants is conditioned upon Levo deploying varying aggregate amounts of capital over time.

Pursuant to the SPA, Nuvve also granted Stonepeak and Evolve an option to purchase in aggregate 5 million shares of Nuvve common stock at a price of $50/share.

Nuvve will seek shareholder approval for the issuance of shares of common stock pursuant to the Warrants and SPA to the extent required by Nasdaq rules.

Definitive agreements for the joint venture are expected to be signed and Closing is expected to occur prior to the end of July 2021.

To Stonepeak, Kirkland & Ellis LLP served as legal advisor, Coho Strategies and Emergent Strategic Partners provided commercial diligence and strategic planning, DNV served as technical advisor, and KPMG provided financial diligence support. Sidley Austin LLP and Hunton Andrews Kurth LLP served as legal advisors to Evolve. Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C., and Graubard Miller served as legal advisors to Nuvve.

Nuvve will hold a conference call to review its financial results for the first quarter of 2021, along with the announced agreement to form a joint venture with Stonepeak and other company developments, at 9:00 AM ET (6:00 AM PT) on Monday, May 17, 2021. To participate in this call, please dial (877) 270-2148 or (412) 902-6510, or listen via a live webcast, which is available in the Investors section of Nuvve’s website at https://nuvve.com/investors/.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about the signing of definitive agreements for, and the anticipated benefits of, the Stonepeak joint venture (the “JV”), and the JV company, Levo, prospects of Nuvve, prospects of Levo, and other statements about the JV and Levo. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us, Levo, and the JV that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. The section in our Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on March 25, 2021, titled “Risk Factors” provide examples of other risks, uncertainties, and potential events that may cause actual developments to differ materially from those expressed or implied by the forward-looking statements, including those relating to: Nuvve’s early stage of development, its history of net losses, and its expectation for losses to continue in the future; Nuvve’s ability to manage growth effectively; Nuvve’s reliance on charging station manufacturing and other partners; existing and future competition in the EV charging market; pandemics and health crises, including the COVID-19 pandemic; Nuvve’s ability to increase sales of its products and services, especially to fleet operators, through Levo and otherwise; Nuvve’s participation in the energy markets; the interconnection of Nuvve’s GIVe™ platform to the electrical grid; adoption of V2G technology; rate of electrification of U.S. school bus fleets, and other fleet vehicles; significant payments related to Nuvve acquisition of certain of its key patents; Nuvve’s international operations, including related tax, compliance, market and other risks; Nuvve’s ability to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel; inexperience of Nuvve’s management in operating a public company; acquisitions by Nuvve of other businesses; the rate of adoption of EVs; the rate of technological change in the industry; the rate of adoption of Transportation-as-a-Service (“TaaS”); Nuvve’s ability to protect its intellectual property rights; Nuvve’s investment in research and development; Nuvve’s ability to expand its sales and marketing capabilities; Nuvve’s ability to raise additional funds when needed; the existence of identified material weaknesses in Nuvve’s internal control over financial reporting; electric utility statutes and regulations and changes to such statutes or regulations; volatility in the trading price of Nuvve’s securities; and Nuvve’s status as an “emerging growth company” within the meaning of the Securities Act. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Nuvve prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning any matters addressed in this press release and attributable to Nuvve or any person acting on Nuvve’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, Nuvve undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Nuvve

Nuvve (Nasdaq: NVVE) is accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) technology. Its mission is to lower the cost of electric vehicle ownership while supporting the integration of renewable energy sources, including solar and wind. Nuvve’s Grid Integrated Vehicle, GIVe™, platform is refueling the next generation of electric vehicle fleets through intelligent, bidirectional charging solutions. Since its founding in 2010, Nuvve has launched successful V2G projects on five continents and is deploying commercial services worldwide by developing partnerships with utilities, automakers, and electric vehicle fleets. Nuvve is headquartered in San Diego, California, and can be found online at www.nuvve.com.

About Stonepeak

Stonepeak Partners LP (www.stonepeakpartners.com) is an infrastructure-focused private equity firm headquartered in New York with approximately $33 billion of assets under management. Stonepeak invests in long-lived, hard-asset businesses and projects that provide essential services to customers, and seeks to actively partner with high-quality management teams, facilitate operational improvements, and provide capital for growth initiatives.

About Evolve

Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources.

Nuvve Press Contact

Marc Trahand, EVP Marketing

marc@nuvve.com

+1 858 250 9740

Nuvve Investor Contact

Lytham Partners

Robert Blum or Joe Dorame

nuvve@lythampartners.com

+1 602 889 9700

Stonepeak Press Contact

Kate Beers

beers@stonepeakpartners.com

+1 646 540 5225

Stonepeak Investor Contact

Dan Schmitz

schmitz@stonepeakpartners.com

+1 212 907 5119

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